Exhibit 99.1

RIOT BLOCKCHAIN ANNOUNCES CFO TRANSITION PLAN

CASTLE ROCK, CO. / Globe Newswire / June 1, 2022 / Riot Blockchain, Inc. (NASDAQ: RIOT) (“Riot,” “Riot Blockchain” or “the Company”), an industry leader in Bitcoin (“BTC”) mining and hosting, today announced that, after a twenty year tenure with the Company, Jeff McGonegal will retire from his position as Chief Financial Officer (“CFO”) and move into a new role as Senior Advisor to Riot as of August 15th, 2022. Colin Yee, currently Head of Corporate & Financial Operations, has been selected by the Company’s Board of Directors to succeed Mr. McGonegal as CFO as of August 15th 2022, in accordance with Riot’s succession planning process.

Mr. McGonegal is expected to remain employed by the Company through the term of his employment agreement ending February 7, 2023 to ensure a smooth transition. At the end of his employment term, Mr. McGonegal and Riot expect to enter into a consulting agreement where he will continue supporting the Company’s strategic growth and operations.

Mr. Yee joined Riot as Head of Corporate & Financial Operations in April 2022. He is currently responsible for the overall coordination and scalability of the Company’s corporate and financial functions, including risk management, information technology, human resources and financial planning. Mr. Yee is an experienced business partner and team builder, having successfully grown businesses by working collaboratively to implement key processes, reporting tools and internal controls.

Prior to joining Riot, Mr. Yee was the CFO of a mid-market private equity firm specializing in renewable energy and infrastructure, the CFO of a publicly traded real estate company in Canada, and most recently, the COO and CFO of a family office with controlling interests in companies focused on construction and geothermal systems. He is a Chartered Professional Accountant and holds Bachelor of Science and Bachelor of Commerce degrees from the University of Calgary.

Riot also announced that Ryan Werner, formerly Vice President, Finance, has been promoted to Senior Vice President and Chief Accounting Officer of the Company. Mr. Werner is a career financial professional, serving in leadership positions at UDR Inc., a S&P 500 multifamily real estate investment trust, and in the audit practice of Ernst and Young, specializing in publicly traded companies. He is a Certified Public Accountant and holds a Master of Accounting & Information Systems degree and a Bachelor of Science in Accounting & Business Administration degree, both from the University of Kansas.

“Jeff McGonegal is our longest-serving employee and has contributed greatly to the Company over the years,” said Jason Les, CEO of Riot. “He has served as a mentor to our entire executive team, and has been a critical part of our transformative growth. We are pleased that he will remain a Senior Advisor to the Company to ensure a smooth and orderly transition, and continue to be a part of our team. We are also pleased that Riot’s current operational momentum will continue unabated as Colin Yee steps in as our new CFO to help the Company achieve and exceed its strategic goals.”

About Riot Blockchain, Inc.

Riot Blockchain (NASDAQ: RIOT) focuses on mining Bitcoin, and through Whinstone, its subsidiary, hosting Bitcoin mining equipment for institutional clients. The Company is expanding and upgrading its mining operations through industrial-scale infrastructure development and latest-generation miner procurement. Through Riot’s subsidiary ESS Metron, the Company engineers and manufacturers electrical equipment solutions for Bitcoin mining and other industries. The Company’s headquarters is in Castle Rock, Colorado, the Whinstone Facility operates in Rockdale, Texas and the Expansion is in Corsicana, Texas. Riot also has mining equipment operating in upstate New York under a co-location hosting agreement with Coinmint, LLC. For more information, visit www.RiotBlockchain.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the benefits of acquisitions, including financial and operating results, and the Company’s plans, objectives, expectations, and intentions. Among the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Navarro site expansion; our expected schedule of new miner deliveries; our ability to successfully deploy new miners; M.W. capacity under development; we may not be able to realize the anticipated benefits from immersion-cooling; the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; and the impact of COVID-19 on us, our customers, or on our suppliers in connection with our estimated timelines. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.